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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                           ORCHID BIOSCIENCES, INC.
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            (Exact name of registrant as specified in its charter)

                Delaware                                   22-3392819
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(State of incorporation or organization)       (IRS Employer Identification No.)

                  303 COLLEGE ROAD EAST, PRINCETON, NJ  08540
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             (Address of principal executive offices)  (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-30774
                                     NONE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                     NONE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                    Common Stock, $.001 Par Value Per Share
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                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

     The Registrant incorporates herein by reference the description of the Common Stock to be registered hereunder contained in the Section entitled "Description of Capital Stock" of the Prospectus included in the Registrant's Registration Statement on Form S-1, Registration No. 333-30774 (the "Registration Statement") filed by the Registrant under the Securities Act of 1933 on February 18, 2000, as amended on April 7, 2000 and as the same may be subsequently amended by amendments to the Registration Statement, and, to the extent applicable, such portions of any Prospectus relating to such Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933:

Item 2.  Exhibits.

The Registrant incorporates herein by reference the following Exhibits to the Registrant's Registration Statement:

     Exhibit
     Number   Description
     ------   -----------


     3.2 Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of this offering. (1)

     3.4 Amended and Restated Bylaws of the Registrant, to be effective upon the closing of this offering. (2)

     4.1      Specimen certificate for shares of common stock. (2)

____________________
(1) Filed as the like-numbered exhibit to the Registration Statement and incorporated herein by reference.

(2)  To be filed by amendment.

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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              ORCHID BIOSCIENCES, INC.



                              By:  /s/ Donald R. Marvin
                                   ---------------------------------------------
                                   Donald R. Marvin
                                   Senior Vice President, Corporate Development
                                   Chief Operating Officer & Chief Financial
                                   Officer

Dated:  April 7, 2000


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